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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 20, 1997 relating to the consolidated financial statements of Bay Transportation Corporation as of December 31, 1996 and 1995 and for the years then ended, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Tampa, Florida
December 8, 1997